Exhibit 99.1
[FOR IMMEDIATE RELEASE]
First Business Financial Services, Inc.
401 Charmany Drive
Madison, WI 53719

FIRST BUSINESS BANK REPORTS THIRD QUARTER 2022 NET INCOME OF $10.6 MILLION
-- Net interest margin expansion and balance sheet growth drive record top line revenue and tangible book value growth --
MADISON, Wis., October 27, 2022 (BUSINESS WIRE) -- First Business Financial Services, Inc. (the “Company”, the “Bank”, or “First Business Bank”) (Nasdaq:FBIZ) reported quarterly net income available to common shareholders of $10.6 million, or $1.25 diluted earnings per share. This compares to net income available to common shareholders of $11.0 million, or $1.29 per share, in the second quarter of 2022 and $9.2 million, or $1.07 per share, in the third quarter of 2021.
“In the third quarter, loan and deposit growth and net interest margin expansion helped generate a 12% increase in top line revenue compared to the second quarter of 2022. In addition, the Bank’s exceptional asset quality continued, as we reported our lowest percentage of non-performing assets to total assets in nearly 20 years at just 0.13%,” President and Chief Executive Officer Corey Chambas said. “We were also very pleased to see significant deposit growth during the quarter, increasing 16% annualized, more than fully funding our 8% annualized loan growth,” Chambas added. “Our capital base remains strong and, unlike many of our peers, we have continued to increase tangible book value and maintain tangible common equity in excess of 8%.”

Quarterly Highlights
•Strong Profitability Metrics. Pre-tax, pre-provision adjusted (“PTPP”) earnings, excluding Paycheck Protection Program (“PPP”) interest and fee income, grew to a record $14.1 million, increasing $3.5 million, or 32.6%, from the linked quarter and $6.3 million, or 80.4%, from the prior year quarter. Continued improvement in profitability was driven by an increase in top line revenue, which rose $3.7 million, or 12.2%, from the linked quarter and $7.7 million, or 29.1%, from the prior year quarter. With continued positive operating leverage, the Company increased PTPP return on average assets to 2.05% in the third quarter of 2022, compared to 1.57% in linked quarter and 1.24% in the prior year quarter.
•Record Top Line Revenue and Net Interest Margin Expansion. Net interest income grew to a record $25.9 million, increasing $2.2 million, or 9.4%, from the linked quarter and $4.7 million, or 22.0%, from the prior year quarter. This increase was primarily due to a 30 and 56 basis point expansion in net interest margin compared to the linked and prior year quarters, respectively. The net interest margin expansion resulted from rising rates on variable-rate loans and lower deposit betas on in-market deposits during the third quarter of 2022. Average loans and leases receivable increased $43.7 million, or 7.7% annualized, and $185.5, or 8.71%, compared to the linked and prior year quarters, respectively.
•Deposit Growth. Enhanced focus on relationship-based deposit generation and the return of cyclical deposits following second quarter client utilization led to in-market deposit growth of $72.2 million, or 15.6% annualized, from the second quarter of 2022.
•Exceptional Asset Quality. Continued positive asset quality trends resulted in the decline of non-performing assets to $3.8 million, or 0.13% of total assets, improving from 0.29% of total assets on September 30, 2021. The Company recorded a loan loss provision of $12,000, compared to a provision benefit of $3.7 million in the second quarter of 2022 and $2.3 million in the third quarter of 2021.
•Tangible Book Value Growth. The Company’s strong earnings continued to offset the interest-rate-driven market value decline in the investment portfolio, producing a 7.5% annualized increase in tangible book value compared to the linked quarter and 8.0% compared to the prior year quarter.

Quarterly Financial Results

(Unaudited)	As of and for the Three Months Ended			As of and for the Nine Months Ended
(Dollars in thousands, except per share amounts)	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Net interest income	$25,884	$23,660	$21,223	$70,971	$63,738
Adjusted non-interest income (1)	8,197	6,872	7,015	22,455	20,502
Operating revenue (1)	34,081	30,532	28,238	93,426	84,240
Operating expense (1)	19,925	19,685	18,546	58,497	53,928
Pre-tax, pre-provision adjusted earnings (1)	14,156	10,847	9,692	34,929	30,312
Less:
Provision for loan and lease losses	12	(3,727)	(2,269)	(4,569)	(5,295)
Net loss on foreclosed properties	7	8	6	27	7
Amortization of other intangible assets	—	—	7	—	23
SBA recourse provision (benefit)	96	114	(69)	134	45
Tax credit investment impairment recovery	—	(351)	—	(351)	—
Add:
Net gain on sale of securities	—	—	—	—	29
Income before income tax expense	14,041	14,803	12,017	39,688	35,561
Income tax expense	3,215	3,599	2,819	8,986	8,396
Net income	$10,826	$11,204	$9,198	$30,702	$27,165
Preferred stock dividends	218	246	—	464	—
Net income available to common shareholders	$10,608	$10,958	$9,198	$30,238	$27,165
Earnings per share, diluted	$1.25	$1.29	$1.07	$3.57	$3.15
Book value per share	$28.58	$28.08	$26.56	$28.58	$26.56
Tangible book value per share (1)	$27.13	$26.63	$25.11	$27.13	$25.11

Net interest margin (2)	4.01%	3.71%	3.45%	3.71%	3.46%
Adjusted net interest margin (1)(2)	3.89%	3.45%	3.22%	3.53%	3.21%
Fee income ratio (non-interest income / total revenue)	24.05%	22.51%	24.84%	24.04%	24.36%
Efficiency ratio (1)	58.46%	64.47%	65.68%	62.61%	64.02%
Return on average assets (2)	1.57%	1.65%	1.41%	1.49%	1.39%
Pre-tax, pre-provision adjusted return on average assets (1)(2)	2.05%	1.60%	1.49%	1.72%	1.55%
Return on average common equity (2)	16.97%	18.27%	16.39%	16.59%	16.63%

Period-end loans and leases receivable	$2,330,700	$2,290,100	$2,123,306	$2,330,700	$2,123,306
Average loans and leases receivable	$2,316,621	$2,272,946	$2,131,099	$2,278,333	$2,178,947
Period-end in-market deposits	$1,929,224	$1,857,010	$1,829,644	$1,929,224	$1,829,644
Average in-market deposits	$1,930,995	$1,900,842	$1,810,948	$1,921,465	$1,756,475
Allowance for loan and lease losses	$24,143	$24,104	$24,676	$24,143	$24,676
Non-performing assets	$3,796	$5,709	$7,605	$3,796	$7,605
Allowance for loan and lease losses as a percent of total gross loans and leases	1.04%	1.05%	1.16%	1.04%	1.16%
Non-performing assets as a percent of total assets	0.13%	0.21%	0.29%	0.13%	0.29%
(1)This is a non-GAAP financial measure. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate financial performance, provide greater understanding of ongoing operations, and enhance comparability of results with prior periods. See the section titled Non-GAAP Reconciliations at the end of this release for a reconciliation of GAAP financial measures to non-GAAP financial measures.
(2)Calculation is annualized.

Quarterly Financial Results - Excluding PPP Loans, Interest Income, and Fees

(Unaudited)	As of and for the Three Months Ended			As of and for the Nine Months Ended
(Dollars in thousands, except per share amounts)	September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Net interest income	$25,812	$23,435	$19,336	$70,373	$55,928
Adjusted non-interest income (1)	8,197	6,872	7,015	22,455	20,502
Operating revenue (1)	34,009	30,307	26,351	92,828	76,430
Operating expense (1)	19,925	19,685	18,546	58,497	53,928
Pre-tax, pre-provision adjusted earnings (1)	$14,084	$10,622	$7,805	$34,331	$22,502

Net interest margin (2)	4.00%	3.69%	3.26%	3.69%	3.28%
Fee income ratio (non-interest income / total revenue)	24.10%	22.67%	26.62%	24.19%	26.85%
Efficiency ratio (1)	58.59%	64.95%	70.38%	63.02%	70.56%
Pre-tax, pre-provision adjusted return on average assets (1)(2)	2.05%	1.57%	1.24%	1.69%	1.24%

Period-end loans and leases receivable	$2,328,376	$2,281,928	$2,058,852	$2,328,376	$2,058,852
Specialized lending as a percent of total loans and leases	22.24%	20.76%	18.33%	22.24%	18.33%
Average loans and leases receivable	$2,312,116	$2,261,296	$2,043,582	$2,266,030	$1,993,206
Allowance for loan and lease losses as a percent of total gross loans and leases	1.04%	1.06%	1.20%	1.04%	1.20%
Non-performing assets as a percent of total assets	0.13%	0.21%	0.30%	0.13%	0.30%
(1)This is a non-GAAP financial measure. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate financial performance, provide greater understanding of ongoing operations, and enhance comparability of results with prior periods. See the section titled Non-GAAP Reconciliations at the end of this release for a reconciliation of GAAP financial measures to non-GAAP financial measures.
(2)Calculation is annualized.

Third Quarter 2022 Compared to Second Quarter 2022
Net interest income increased $2.2 million, or 9.4%, to $25.9 million.
•Net interest income growth was driven by an increase in average loans and leases and net interest margin expansion, partially offset by a decrease in fees in lieu of interest. Average loans and leases receivable increased $43.7 million, or 7.7% annualized, to $2.3 billion. Fees in lieu of interest, which can vary from quarter to quarter based on client-driven activity, totaled $807,000, compared to $1.9 million, as the prior quarter included a significant non-accrual interest recovery. Excluding fees in lieu of interest and interest income from PPP loans, net interest income increased $3.3 million, or 15.2%.
•The yield on average interest-earning assets increased 68 basis points to 4.92% from 4.24%. Excluding average net PPP loans, PPP loan interest income, and fees in lieu of interest, the yield earned on average interest-earning assets increased 84 basis points to 4.80% from 3.96%.
•The rate paid for average interest-bearing, in-market deposits increased 59 basis points to 0.88% from 0.29%. The rate paid for average total bank funding increased 43 basis points to 0.89% from 0.46%. Total bank funding is defined as total deposits plus Federal Home Loan Bank (“FHLB”) advances. The daily average effective federal funds rate increased 141 basis points compared to the linked quarter, which equates to an in-market, interest-bearing deposit beta of 41.9% for the three months ended September 30, 2022.
•Net interest margin was 4.01%, up 30 basis points compared to 3.71% in the linked quarter. Adjusted net interest margin1 was 3.89%, up 44 basis points compared to 3.45% in the linked quarter. Net interest margin expansion resulted from rising rates on variable-rate loans and lower deposit betas on in-market deposits, as the federal funds target rate reached its highest point since the Great Recession.
•The Bank continues to maintain an asset-sensitive balance sheet and ended the quarter positioned for net interest income to continue to benefit from rising rates. However, the Bank anticipates deposit betas will rise at a greater rate
1 Adjusted net interest margin is a non-GAAP measure representing net interest income excluding fees in lieu of interest and other recurring, but volatile, components of net interest margin divided by average interest-earning assets less average net PPP loans and other recurring, but volatile, components of average interest-earning assets.

with further increases expected in the federal funds rate during the fourth quarter, which will slow the pace of net interest margin expansion.
The Company reported provision expense of $12,000, compared to a $3.7 million benefit in the second quarter of 2022 due to a large loan recovery.
•The provision expense in the third quarter of 2022 was primarily due to an increase in the general reserve of $400,000 related to loan growth and a $132,000 increase due to qualitative factor changes, as well as a $447,000 net increase in specific reserves, partially offset by a $940,000 reduction in general reserve from change in loss factors derived from historical look-back period.
Non-interest income increased $1.3 million, or 19.3%, to $8.2 million.
•Other fee income increased $1.8 million to $2.7 million, compared to $860,000 in the second quarter. The increase was primarily due to strong returns on the Company’s investments in mezzanine funds and gains recognized on end-of-term buyout agreements related to the Company’s equipment financing business line.
•Loan fees increased $117,000, or 16.8% to $814,000 from the increase in loans as well as an increase in commercial and industrial activity (“C&I”) generating additional service fee income.
•Private Wealth management fee income decreased $234,000, or 8.2% to $2.6 million. Private Wealth and trust assets under management and administration measured $2.493 billion at September 30, 2022, down $61.1 million from the second quarter. The decrease in fee income and assets under management and administration was due to a decrease in market valuations.
•Gains on sale of Small Business Administration (“SBA”) loans decreased $219,000, or 23.0%, to $732,000. Premiums on the sale and notional value of SBA loans sold decreased compared to prior quarter.
•Commercial loan swap fee income decreased $130,000, or 27.6%, to $341,000. Swap fee income can vary from period to period based on loan activity and the interest rate environment.
Non-interest expense increased $572,000, or 2.9%, to $20.0 million, while operating expense increased $240,000, or 1.2%, to $19.9 million.
•Compensation expense was $14.8 million, reflecting an increase of $797,000, or 5.7%, from the linked quarter due to a $441,000 one-time increase to the annual cash incentive bonus program accrual, as well as expanded hiring to support the Bank’s growth plans. Management believes there will be upward pressure on compensation throughout the remainder of the year as the Bank continues to opportunistically invest in new talent and retain existing talent in the competitive market. Average FTEs for the third quarter of 2022 were 333, up twelve from 321 in the linked quarter.
•Professional fees decreased $95,000, or 7.3%, to $1.2 million from the linked quarter primarily due to a decrease in recruiting expense.
•Marketing expense decreased $127,000, or 19.0%, to $543,000 from the linked quarter primarily due to seasonally higher spending in the second quarter related to sponsorships.
•Data processing expense decreased $173,000, or 19.4%, to $719,000 from the linked quarter primarily due to the decrease in recurring annual expense related to tax processing on behalf of the Bank’s Private Wealth management clients in the second quarter.
Income tax expense decreased $384,000, or 10.7%, to $3.2 million. The effective tax rate was 22.9% for the three months ended September 30, 2022, compared to 23.5% for the same period in 2021. The three months ended September 30, 2022 included a $155,000 net benefit from a low income housing tax credit investment; no tax credits were recognized in the second quarter of 2022. For 2022, the Company expects to report an effective tax rate less than 22.5% as management continues to actively pursue tax credit opportunities.
Total period-end loans and leases receivable increased $40.6 million, or 7.1% annualized, to $2.331 billion. Excluding net PPP loans, total period-end loans and leases receivable increased $46.4 million, or 8.1% annualized, to $2.328 billion.
•C&I loans increased $47.6 million, or 25.6% annualized, to $789.0 million, compared to $741.4 million. Excluding PPP loans, C&I loans increased $53.5 million, or 29.2% annualized, due to an increase in Equipment Finance and Asset-Based Lending.
•Commercial real estate (“CRE”) loans decreased by $3.5 million, or 1.0% annualized, to $1.485 billion, compared to $1.488 billion. A decrease in construction loans reflected migration to other CRE categories.

Total period-end in-market deposits increased $72.2 million, or 15.6% annualized, to $1.929 billion, compared to $1.857 billion. The average rate paid was 0.61%, up 41 basis points from 0.20% in the second quarter.
Period-end wholesale funding, including FHLB advances, brokered deposits, and deposits gathered through internet deposit listing services, decreased $30.3 million to $536.1 million.
•Wholesale deposits increased $146.0 million to $158.3 million, compared to $12.3 million as the Bank replaced FHLB advances with wholesale deposits. This shift in wholesale funding is consistent with our funding philosophy to manage interest rate risk by utilizing the most efficient and cost-effective source of wholesale funds to match-fund our fixed-rate loan portfolio. The average rate paid on wholesale deposits decreased 52 basis points to 2.46% and the weighted average original maturity decreased to 0.3 years from 4.8 years.
•FHLB advances decreased $176.3 million to $377.8 million. The average rate paid on FHLB advances increased 53 basis points to 2.01% and the weighted average original maturity increased to 4.8 years from 3.2 years.
Non-performing assets decreased to $3.8 million, or 0.13% of total assets, compared to $5.7 million, or 0.21% of total assets, primarily due to the payoff of a non-accrual loan.
The allowance for loan and lease losses increased $39,000, or 0.2%, as increases in the general reserve from loan growth, changes in qualitative factors, and an increase in specific reserves were partially offset by a decrease in the general reserve due to a change in loss factors derived from the historical look-back period. The allowance for loan and lease losses as a percent of total gross loans and leases was 1.04% compared to 1.05%.

Third Quarter 2022 Compared to Third Quarter 2021
Net interest income increased $4.7 million, or 22.0%, to $25.9 million.
•The increase in net interest income primarily reflects an increase in average gross loans and leases and net interest margin expansion, partially offset by lower fees in lieu of interest. Fees in lieu of interest decreased from $2.8 million to $807,000, primarily due to a $1.6 million reduction in PPP loan fee amortization. Excluding fees in lieu of interest and interest income from PPP loans, net interest income increased $6.9 million, or 38.0%. Excluding net PPP loans, average gross loans and leases increased $268.5 million, or 13.1%.
•Net interest margin increased 56 basis points to 4.01% from 3.45%. Adjusted net interest margin increased 67 basis points to 3.89% from 3.22%.
•The yield on average interest-earning assets measured 4.92% compared to 3.90%. Excluding fees in lieu of interest, PPP loan interest income, and net PPP loans, the yield on average interest-earning assets measured 4.80%, compared to 3.53%. This increase in yield was primarily due to the increase in short-term market rates and the reinvestment of cash flows from the securities and fixed rate loan portfolios in a rising rate environment.
•The rate paid for average interest-bearing in-market deposits increased 68 basis points to 0.88% from 0.20%. The rate paid for average total bank funding increased 53 basis points to 0.89% from 0.36%.
The Company reported provision expense of $12,000, compared to a provision benefit of $2.3 million in the third quarter of 2021 due to large loan recoveries in the prior year.
Non-interest income of $8.2 million increased by $1.2 million, or 16.8%, from $7.0 million in the prior year period.
•Other fee income increased $806,000, or 53.4%, to $2.3 million, due to above-average returns on the Company’s investments in mezzanine funds and gains recognized on end-of-term buyout agreements related to the Company’s equipment financing business line.
•Commercial loan swap fee income was $341,000. There was no swap fee activity in the prior year quarter. Swap fee income varies from period to period based on loan activity and the interest rate environment.
•Loan fees of $814,000 increased by $101,000, or 14.2%, primarily due to an increase in C&I lending activity.
•Service charges on deposits increased $62,000, or 6.5%, to $1.0 million, due to an increase in existing and new deposit client relationships.
•Private Wealth management fee income decreased $141,000, or 5.1%, to $2.6 million, due to a decline in market values. Private Wealth and trust assets under management and administration measured $2.493 billion at September 30, 2022, down $255.1 million, or 9.3%.

Non-interest expense increased $1.5 million, or 8.3%, to $20.0 million. Operating expense increased $1.4 million, or 7.4%, to $19.9 million.
•Compensation expense increased $1.5 million, or 11.0%, to $14.8 million. Average FTEs were 333 in the third quarter of 2022, compared to 311 in the third quarter of 2021. The increase in compensation expense is consistent with the explanations discussed above in the linked quarter analysis.
•Professional fees increased $179,000, or 17.5%, to $1.2 million, primarily due to an increase in recruiting expense, audit expenses, and a general increase in other professional consulting services for various projects.
•Computer software expense increased $129,000, or 12.9%, to $1.1 million, primarily due to an increase in technology costs driven by higher headcount.
•Other non-interest expense decreased $134,000, or 19.1%, to $569,000 mainly due to higher deferred loan origination costs driven by loan volume increases in our Equipment Finance business line.
Total period-end loans and leases receivable increased $207.4 million, or 9.8%, to $2.331 billion. Excluding net PPP loans, total period-end loans and leases receivable increased $269.5 million, or 13.1%, to $2.328 billion.
•C&I loans increased $107.9 million, or 15.8% to $789.0 million. Excluding PPP loans, C&I loans increased $171.4 million, or 27.9%, to $786.6 million due to expansion of existing markets and products.
•CRE loans increased $97.2 million, or 7.0%, due to increases in all CRE categories.
Total period-end in-market deposits increased $99.6 million, or 5.4%, to $1.929 billion and the average rate paid increased 47 basis points to 0.61%. This increase in deposits was principally due to a $103.1 million increase in certificates of deposit, partially offset by a $17.3 million decrease in transaction accounts.
Period-end wholesale funding increased $103.7 million to $536.1 million.
•Wholesale deposits increased $83.7 million, or 112.1%, to $158.3 million, as the Bank utilized more wholesale deposits in lieu of short-term FHLB advances. The average rate paid on brokered certificates of deposit increased 154 basis points to 2.46% and the weighted average original maturity decreased to 0.3 years from 3.5 years.
•FHLB advances increased $20.0 million to $377.8 million. The average rate paid on FHLB advances increased 72 basis points to 2.01% and the weighted average original maturity decreased to 4.8 years from 6.1 years.
Non-performing assets decreased to $3.8 million, or 0.13% of total assets, compared to $7.6 million, or 0.29% of total assets.
The allowance for loan and lease losses decreased $533,000 to $24.1 million, compared to $24.7 million. The allowance for loan and lease losses as a percent of total gross loans and leases was 1.04% compared to 1.16%.

Paycheck Protection Program
As of September 30, 2022, the Company had $2.4 million in gross PPP loans outstanding and deferred processing fees outstanding of $52,000. The processing fees are deferred and recognized over the contractual life of the loan, or accelerated at forgiveness, as an adjustment of yield using the interest method. During the three months ended September 30, 2022, the Company recognized $61,000 of PPP processing fees in interest income. The SBA provides a guaranty to the lender of 100% of principal and interest unless the lender violated an obligation under the agreement.
Share Repurchase Program Update
As previously announced, effective March 4, 2022, the Company’s Board of Directors authorized the repurchase by the Company of shares of its common stock with a maximum aggregate purchase price of $5.0 million, effective March 4, 2022 through March 4, 2023. As of October 25, 2022, the Company had repurchased a total of 88,735 shares for approximately $2.9 million at an average cost of $33.17 per share.

About First Business Financial Services, Inc.
First Business Financial Services, Inc., (Nasdaq: FBIZ) is the parent company of First Business Bank. First Business Bank specializes in business banking, including commercial banking and specialized lending, private wealth, and bank consulting services, and through its refined focus, delivers unmatched expertise, accessibility, and responsiveness. Specialized lending solutions are delivered through First Business Bank’s wholly owned subsidiary First Business Specialty Finance, LLC. For additional information, visit firstbusiness.bank.
This release may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, which reflect First Business Bank’s current views with respect to future events and financial performance. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results, or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties, and other factors that may cause actual results to differ materially from the views, beliefs, and projections expressed in such statements. Such statements are subject to risks and uncertainties, including among other things:
•Adverse changes in the economy or business conditions, either nationally or in our markets including, without limitation, inflation, supply chain issues, labor shortages, and the adverse effects of the COVID-19 pandemic on the global, national, and local economy.
•Competitive pressures among depository and other financial institutions nationally and in the Company’s markets.
•Increases in defaults by borrowers and other delinquencies.
•Management’s ability to manage growth effectively, including the successful expansion of our client service, administrative infrastructure, and internal management systems.
•Fluctuations in interest rates and market prices.
•Changes in legislative or regulatory requirements applicable to the Company and its subsidiaries.
•Changes in tax requirements, including tax rate changes, new tax laws, and revised tax law interpretations.
•Fraud, including client and system failure or breaches of our network security, including the Company’s internet banking activities.
•Failure to comply with the applicable SBA regulations in order to maintain the eligibility of the guaranteed portion of SBA loans.

For further information about the factors that could affect the Company’s future results, please see the Company’s annual report on Form 10-K for the year ended December 31, 2021 and other filings with the Securities and Exchange Commission.

CONTACT:	First Business Financial Services, Inc.
Edward G. Sloane, Jr.
Chief Financial Officer
608-232-5970
esloane@firstbusiness.bank

SELECTED FINANCIAL CONDITION DATA

(Unaudited)	As of
(in thousands)	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Assets
Cash and cash equivalents	$110,965	$95,484	$95,603	$57,110	$110,624
Securities available-for-sale, at fair value	196,566	208,643	223,631	205,702	194,056
Securities held-to-maturity, at amortized cost	13,531	13,968	17,267	19,746	21,196
Loans held for sale	773	2,256	2,418	3,570	5,603
Loans and leases receivable	2,330,700	2,290,100	2,251,249	2,239,408	2,123,306
Allowance for loan and lease losses	(24,143)	(24,104)	(23,669)	(24,336)	(24,676)
Loans and leases receivable, net	2,306,557	2,265,996	2,227,580	2,215,072	2,098,630
Premises and equipment, net	3,143	1,899	1,621	1,694	1,700
Foreclosed properties	151	124	117	164	172
Right-of-use assets	5,424	5,772	6,118	4,910	5,263
Bank-owned life insurance	54,683	54,324	53,974	53,600	53,244
Federal Home Loan Bank stock, at cost	15,701	22,959	12,863	13,336	12,351
Goodwill and other intangible assets	12,218	12,262	12,184	12,268	12,229
Derivatives	73,718	44,461	26,890	26,343	28,678
Accrued interest receivable and other assets	57,372	48,868	43,816	39,390	40,664
Total assets	$2,850,802	$2,777,016	$2,724,082	$2,652,905	$2,584,410
Liabilities and Stockholders’ Equity
In-market deposits	$1,929,224	$1,857,010	$2,011,373	$1,928,285	$1,829,644
Wholesale deposits	158,321	12,321	12,321	29,638	74,638
Total deposits	2,087,545	1,869,331	2,023,694	1,957,923	1,904,282
Federal Home Loan Bank advances and other borrowings	420,297	596,642	414,487	403,451	394,090
Junior subordinated notes	—	—	—	10,076	10,072
Lease liabilities	6,827	7,207	7,580	5,406	5,780
Derivatives	66,162	40,357	24,961	28,283	31,890
Accrued interest payable and other liabilities	16,967	13,556	8,309	15,344	13,016
Total liabilities	2,597,798	2,527,093	2,479,031	2,420,483	2,359,130
Total stockholders’ equity	253,004	249,923	245,051	232,422	225,280
Total liabilities and stockholders’ equity	$2,850,802	$2,777,016	$2,724,082	$2,652,905	$2,584,410

STATEMENTS OF INCOME

(Unaudited)	As of and for the Three Months Ended					As of and for the Nine Months Ended
(Dollars in thousands, except per share amounts)	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	September 30, 2022	September 30, 2021
Total interest income	$31,786	$27,031	$24,235	$23,576	$24,014	$83,053	$72,420
Total interest expense	5,902	3,371	2,809	2,652	2,791	12,082	8,682
Net interest income	25,884	23,660	21,426	20,924	21,223	70,971	63,738
Provision for loan and lease losses	12	(3,727)	(855)	(508)	(2,269)	(4,569)	(5,295)
Net interest income after provision for loan and lease losses	25,872	27,387	22,281	21,432	23,492	75,540	69,033
Private wealth management service fees	2,618	2,852	2,841	2,874	2,759	8,311	7,910
Gain on sale of SBA loans	732	951	585	1,042	721	2,269	3,002
Service charges on deposits	1,018	1,041	999	1,023	956	3,058	2,814
Loan fees	814	697	652	679	713	2,163	1,828
Net gain on sale of securities	—	—	—	—	—	—	29
Swap fees	341	471	225	684	—	1,038	684
Other non-interest income	2,674	860	2,084	1,267	1,866	5,616	4,264
Total non-interest income	8,197	6,872	7,386	7,569	7,015	22,455	20,531
Compensation	14,817	14,020	13,638	12,447	13,351	42,475	39,263
Occupancy	566	568	555	551	544	1,689	1,628
Professional fees	1,203	1,298	1,170	933	1,024	3,671	2,803
Data processing	719	892	780	773	746	2,391	2,315
Marketing	543	670	500	548	572	1,713	1,474
Equipment	253	235	244	223	260	732	767
Computer software	1,128	1,117	1,082	1,017	999	3,327	3,244
FDIC insurance	230	296	313	210	291	840	933
Other non-interest expense	569	360	541	829	703	1,469	1,576
Total non-interest expense	20,028	19,456	18,823	17,531	18,490	58,307	54,003
Income before income tax expense	14,041	14,803	10,844	11,470	12,017	39,688	35,561
Income tax expense	3,215	3,599	2,172	2,879	2,819	8,986	8,396
Net income	$10,826	$11,204	$8,672	$8,591	$9,198	$30,702	$27,165
Preferred stock dividends	218	246	—	—	—	464	—
Net income available to common shareholders	$10,608	$10,958	$8,672	$8,591	$9,198	$30,238	$27,165
Per common share:
Basic earnings	$1.25	$1.29	$1.02	$1.01	$1.07	$3.57	$3.15
Diluted earnings	1.25	1.29	1.02	1.01	1.07	3.57	3.15
Dividends declared	0.1975	0.1975	0.1975	0.18	0.18	0.5925	0.54
Book value	28.58	28.08	27.46	27.48	26.56	28.58	26.56
Tangible book value	27.13	26.63	26.02	26.03	25.11	27.13	25.11
Weighted-average common shares outstanding(1)	8,230,902	8,225,838	8,232,142	8,228,311	8,340,042	8,237,879	8,380,591
Weighted-average diluted common shares outstanding(1)	8,230,902	8,225,838	8,232,142	8,228,311	8,340,042	8,237,879	8,380,591
(1)Excluding participating securities.

NET INTEREST INCOME ANALYSIS

(Unaudited)	For the Three Months Ended
(Dollars in thousands)	September 30, 2022			June 30, 2022			September 30, 2021
	Average Balance	Interest	Average Yield/Rate(4)	Average Balance	Interest	Average Yield/Rate(4)	Average Balance	Interest	Average Yield/Rate(4)
Interest-earning assets
Commercial real estate and other mortgage loans(1)	$1,486,530	$17,280	4.65%	$1,472,075	$15,343	4.17%	$1,388,236	$13,090	3.77%
Commercial and industrial loans(1)	765,440	12,266	6.41%	734,299	9,710	5.29%	680,563	9,259	5.44%
Direct financing leases(1)	15,093	160	4.24%	15,527	176	4.53%	18,611	207	4.45%
Consumer and other loans(1)	49,558	468	3.78%	51,045	458	3.59%	43,689	391	3.58%
Total loans and leases receivable(1)	2,316,621	30,174	5.21%	2,272,946	25,687	4.52%	2,131,099	22,947	4.31%
Mortgage-related securities(2)	168,433	915	2.17%	176,747	804	1.82%	154,372	659	1.71%
Other investment securities(3)	51,812	250	1.93%	54,591	260	1.91%	45,196	196	1.73%
FHLB stock	18,167	289	6.36%	17,355	226	5.21%	13,279	167	5.03%
Short-term investments	27,912	158	2.26%	29,541	54	0.73%	116,621	45	0.15%
Total interest-earning assets	2,582,945	31,786	4.92%	2,551,180	27,031	4.24%	2,460,567	24,014	3.90%
Non-interest-earning assets	176,016			165,527			147,631
Total assets	$2,758,961			$2,716,707			$2,608,198
Interest-bearing liabilities
Transaction accounts	$486,704	1,005	0.83%	$502,763	343	0.27%	$509,089	251	0.20%
Money market	746,227	1,610	0.86%	767,433	509	0.27%	703,460	306	0.17%
Certificates of deposit	113,529	340	1.20%	73,560	114	0.62%	42,370	71	0.67%
Wholesale deposits	36,702	226	2.46%	12,350	92	2.98%	89,135	206	0.92%
Total interest-bearing deposits	1,383,162	3,181	0.92%	1,356,106	1,058	0.31%	1,344,054	834	0.25%
FHLB advances	432,528	2,173	2.01%	449,599	1,666	1.48%	381,061	1,228	1.29%
Other borrowings	42,800	548	5.12%	51,018	647	5.07%	32,630	449	5.50%
Junior subordinated notes	—	—	—%	—	—	—%	10,070	280	11.12%
Total interest-bearing liabilities	1,858,490	5,902	1.27%	1,856,723	3,371	0.73%	1,767,815	2,791	0.63%
Non-interest-bearing demand deposit accounts	584,535			557,086			556,029
Other non-interest-bearing liabilities	60,705			57,615			59,865
Total liabilities	2,503,730			2,471,424			2,383,709
Stockholders’ equity	255,231			245,283			224,489
Total liabilities and stockholders’ equity	$2,758,961			$2,716,707			$2,608,198
Net interest income		$25,884			$23,660			$21,223
Interest rate spread			3.65%			3.51%			3.27%
Net interest-earning assets	$724,455			$694,457			$692,752
Net interest margin			4.01%			3.71%			3.45%
(1)The average balances of loans and leases include non-accrual loans and leases and loans held for sale. Interest income related to non-accrual loans and leases is recognized when collected. Interest income includes net loan fees collected in lieu of interest.
(2)Includes amortized cost basis of assets available for sale and held to maturity.
(3)Yields on tax-exempt municipal obligations are not presented on a tax-equivalent basis in this table.
(4)Represents annualized yields/rates.

NET INTEREST INCOME ANALYSIS

(Unaudited)	For the Nine Months Ended
(Dollars in thousands)	September 30, 2022			September 30, 2021
	Average Balance	Interest	Average Yield/Rate(4)	Average Balance	Interest	Average Yield/Rate(4)
Interest-earning assets
Commercial real estate and other mortgage loans(1)	$1,472,930	$45,969	4.16%	$1,377,302	$38,704	3.75%
Commercial and industrial loans(1)	739,540	31,077	5.60%	736,623	28,759	5.21%
Direct financing leases(1)	15,714	526	4.46%	20,242	673	4.43%
Consumer and other loans(1)	50,149	1,362	3.62%	44,780	1,197	3.56%
Total loans and leases receivable(1)	2,278,333	78,934	4.62%	2,178,947	69,333	4.24%
Mortgage-related securities(2)	176,654	2,479	1.87%	155,617	1,955	1.67%
Other investment securities(3)	52,324	725	1.85%	42,992	569	1.76%
FHLB stock	16,523	688	5.55%	13,308	496	4.97%
Short-term investments	29,509	227	1.03%	65,769	67	0.14%
Total interest-earning assets	2,553,343	83,053	4.34%	2,456,633	72,420	3.93%
Non-interest-earning assets	160,966			145,714
Total assets	$2,714,309			$2,602,347
Interest-bearing liabilities
Transaction accounts	$507,402	1,602	0.42%	$509,709	749	0.20%
Money market	765,839	2,458	0.43%	674,858	862	0.17%
Certificates of deposit	80,093	509	0.85%	48,540	360	0.99%
Wholesale deposits	21,838	436	2.66%	139,205	825	0.79%
Total interest-bearing deposits	1,375,172	5,005	0.49%	1,372,312	2,796	0.27%
FHLB advances	422,576	4,875	1.54%	384,581	3,761	1.30%
Other borrowings	44,719	1,698	5.06%	30,811	1,293	5.60%
Junior subordinated notes(5)	3,247	504	20.69%	10,066	832	11.02%
Total interest-bearing liabilities	1,845,714	12,082	0.87%	1,797,770	8,682	0.64%
Non-interest-bearing demand deposit accounts	568,131			523,368
Other non-interest-bearing liabilities	53,685			63,366
Total liabilities	2,467,530			2,384,504
Stockholders’ equity	246,779			217,843
Total liabilities and stockholders’ equity	$2,714,309			$2,602,347
Net interest income		$70,971			$63,738
Interest rate spread			3.46%			3.29%
Net interest-earning assets	$707,629			$658,863
Net interest margin			3.71%			3.46%

(1)The average balances of loans and leases include non-accrual loans and leases and loans held for sale. Interest income related to non-accrual loans and leases is recognized when collected. Interest income includes net loan fees collected in lieu of interest.
(2)Includes amortized cost basis of assets available for sale and held to maturity.
(3)Yields on tax-exempt municipal obligations are not presented on a tax-equivalent basis in this table.
(4)Represents annualized yields/rates.
(5)The calculation for the nine months ended September 30, 2022 includes $236,000 in accelerated amortization of debt issuance costs.

ASSET AND LIABILITY BETA ANALYSIS

	For the Three Months Ended					For the Nine Months Ended
(Unaudited)	September 30, 2022	June 30, 2022		September 30, 2021		September 30, 2022	September 30, 2021
	Average Yield/Rate (3)	Average Yield/Rate (3)	Increase (Decrease)	Average Yield/Rate (3)	Increase (Decrease)	Average Yield/Rate (3)	Average Yield/Rate (3)	Increase (Decrease)
Total loans and leases receivable (a)	5.21%	4.52%	0.69%	4.31%	0.90%	4.62%	4.24%	0.38%
Total interest-earning assets(b)	4.92%	4.24%	0.68%	3.90%	1.02%	4.34%	3.93%	0.41%
Adjusted total loans and leases receivable (1)(c)	5.08%	4.21%	0.87%	3.89%	1.19%	4.40%	3.91%	0.49%
Adjusted total interest-earning assets (1)(d)	4.80%	3.96%	0.84%	3.53%	1.27%	4.14%	3.61%	0.53%
Interest-bearing in-market deposits(e)	0.88%	0.29%	0.59%	0.20%	0.68%	0.45%	0.21%	0.24%
Interest-bearing deposits(f)	0.92%	0.31%	0.61%	0.25%	0.67%	0.49%	0.27%	0.22%
Interest-bearing liabilities(g)	1.27%	0.73%	0.54%	0.63%	0.64%	0.87%	0.64%	0.23%

Effective fed funds rate (2)(h)	2.18%	0.77%	1.41%	0.09%	2.09%	1.03%	0.08%	0.95%

Beta Calculations:
Total loans and leases receivable(a)/(h)			48.90%		43.20%			39.66%
Total interest-earning assets(b)/(h)			48.53%		48.74%			42.77%
Adjusted total loans and leases receivable (1)(c)/(h)			61.70%		56.75%			51.96%
Adjusted total interest-earning assets (1)(d)/(h)			59.92%		60.87%			55.80%
Interest-bearing in-market deposits(e)/(h)			41.87%		32.43%			24.94%
Interest-bearing deposits(f)/(h)			43.11%		32.14%			22.48%
Interest-bearing liabilities(g)/(h)			38.59%		30.56%			24.09%

(1)Excluding average net PPP loans, PPP loan interest income, and fees in lieu of interest.
(2)Board of Governors of the Federal Reserve System (US), Effective Federal Funds Rate [DFF]. Retrieved from FRED, Federal Reserve Bank of St. Louis. Represents average daily rate.
(3)Represents annualized yields/rates.

PROVISION FOR LOAN AND LEASE LOSS COMPOSITION

(Unaudited)	For the Three Months Ended					For the Nine Months Ended
(Dollars in thousands)	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	September 30, 2022	September 30, 2021
Change in general reserve due to qualitative factor changes	$132	$(185)	$(416)	$(805)	$(51)	$(469)	$379
Change in general reserve due to historical loss factor changes	(940)	64	(206)	(862)	(923)	(1,082)	(3,594)
Charge-offs	54	85	22	106	364	161	3,402
Recoveries	(81)	(4,247)	(210)	(274)	(1,634)	(4,537)	(4,852)
Change in specific reserves on impaired loans, net	447	29	(280)	(64)	(451)	196	(2,111)
Change due to loan growth, net	400	527	235	1,391	426	1,162	1,481
Total provision for loan and lease losses	$12	$(3,727)	$(855)	$(508)	$(2,269)	$(4,569)	$(5,295)

PERFORMANCE RATIOS

	For the Three Months Ended					For the Nine Months Ended
(Unaudited)	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	September 30, 2022	September 30, 2021
Return on average assets (annualized)	1.57%	1.65%	1.30%	1.32%	1.41%	1.49%	1.39%
Return on average equity (annualized)	16.97%	18.27%	14.47%	15.04%	16.39%	16.59%	16.63%
Return on average tangible common equity (annualized)	17.88%	19.27%	15.05%	15.44%	16.85%	17.40%	17.12%
Efficiency ratio	58.46%	64.47%	65.55%	61.92%	65.68%	62.61%	64.02%
Interest rate spread	3.65%	3.51%	3.22%	3.21%	3.27%	3.46%	3.29%
Net interest margin	4.01%	3.71%	3.39%	3.39%	3.45%	3.71%	3.46%
Average interest-earning assets to average interest-bearing liabilities	138.98%	137.40%	138.64%	141.19%	139.19%	138.34%	136.65%

ASSET QUALITY RATIOS

(Unaudited)	As of
(Dollars in thousands)	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Non-accrual loans and leases	$3,645	$5,585	$5,617	$6,358	$7,433
Foreclosed properties	151	124	117	164	172
Total non-performing assets	3,796	5,709	5,734	6,522	7,605
Performing troubled debt restructurings	172	188	203	217	53
Total impaired assets	$3,968	$5,897	$5,937	$6,739	$7,658

Non-accrual loans and leases as a percent of total gross loans and leases	0.16%	0.24%	0.25%	0.28%	0.35%
Non-performing assets as a percent of total gross loans and leases plus foreclosed properties	0.16%	0.25%	0.25%	0.29%	0.36%
Non-performing assets as a percent of total assets	0.13%	0.21%	0.21%	0.25%	0.29%
Allowance for loan and lease losses as a percent of total gross loans and leases	1.04%	1.05%	1.05%	1.09%	1.16%
Allowance for loan and lease losses as a percent of non-accrual loans and leases	662.36%	431.58%	421.38%	382.76%	331.98%

ASSET QUALITY RATIOS - EXCLUDING NET PPP LOANS

(Unaudited)	As of
(Dollars in thousands)	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Non-accrual loans and leases as a percent of total gross loans and leases	0.16%	0.24%	0.25%	0.29%	0.36%
Non-performing assets as a percent of total gross loans and leases plus foreclosed properties	0.16%	0.25%	0.26%	0.29%	0.37%
Non-performing assets as a percent of total assets	0.13%	0.21%	0.21%	0.25%	0.30%
Allowance for loan and lease losses as a percent of total gross loans and leases	1.04%	1.06%	1.06%	1.10%	1.20%
PPP loans outstanding, net	$2,324	$8,172	$18,206	$27,297	$64,454

NET CHARGE-OFFS (RECOVERIES)

(Unaudited)	For the Three Months Ended					For the Nine Months Ended
(Dollars in thousands)	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	September 30, 2022	September 30, 2021
Charge-offs	$54	$85	$22	$106	$364	$161	$3,402
Recoveries	(81)	(4,247)	(210)	(274)	(1,634)	(4,537)	(4,852)
Net (recoveries) charge-offs	$(27)	$(4,162)	$(188)	$(168)	$(1,270)	$(4,376)	$(1,450)
Net (recoveries) charge-offs as a percent of average gross loans and leases (annualized)	—%	(0.73)%	(0.03)%	(0.03)%	(0.24)%	(0.26)%	(0.09)%
Annualized (recoveries) charge-offs as a percent of average gross loans and leases, excluding average net PPP loans	—%	(0.74)%	(0.03)%	(0.03)%	(0.25)%	(0.26)%	(0.10)%
Average PPP loans outstanding, net	$4,505	$11,650	$20,935	$52,923	$87,517	$12,303	$185,742

CAPITAL RATIOS

	As of and for the Three Months Ended
(Unaudited)	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Total capital to risk-weighted assets	11.66%	11.56%	11.87%	10.82%	11.14%
Tier I capital to risk-weighted assets	9.48%	9.34%	9.27%	8.94%	9.14%
Common equity tier I capital to risk-weighted assets	9.04%	8.90%	8.81%	8.55%	8.73%
Tier I capital to adjusted assets	9.34%	9.19%	9.09%	8.94%	8.69%
Tangible common equity to tangible assets	8.06%	8.16%	8.14%	8.34%	8.28%
Tangible common equity to tangible assets, excluding net PPP loans	8.07%	8.19%	8.20%	8.42%	8.50%

LOAN AND LEASE RECEIVABLE COMPOSITION

(Unaudited)	As of
(in thousands)	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Commercial real estate:
Commercial real estate - owner occupied	$265,989	$258,375	$254,237	$235,589	$241,977
Commercial real estate - non-owner occupied	657,975	651,920	656,185	661,423	639,423
Land development	49,458	42,545	40,092	42,792	39,119
Construction	162,051	203,913	200,472	179,841	139,933
Multi-family	332,782	314,392	302,494	320,072	313,787
1-4 family	16,678	17,335	16,198	14,911	13,487
Total commercial real estate	1,484,933	1,488,480	1,469,678	1,454,628	1,387,726
Commercial and industrial	788,983	741,363	720,695	730,819	681,065
Direct financing leases, net	11,109	13,718	14,551	15,743	16,810
Consumer and other:
Home equity and second mortgages	5,413	5,132	4,523	4,223	4,576
Other	40,710	42,387	43,066	35,518	35,645
Total consumer and other	46,123	47,519	47,589	39,741	40,221
Total gross loans and leases receivable	2,331,148	2,291,080	2,252,513	2,240,931	2,125,822
Less:
Allowance for loan and lease losses	24,143	24,104	23,669	24,336	24,676
Deferred loan fees	448	980	1,264	1,523	2,516
Loans and leases receivable, net	$2,306,557	$2,265,996	$2,227,580	$2,215,072	$2,098,630

DEPOSIT COMPOSITION

(Unaudited)	As of
(in thousands)	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Non-interest-bearing transaction accounts	$564,141	$544,507	$600,987	$589,559	$526,047
Interest-bearing transaction accounts	461,883	466,785	539,492	530,225	517,248
Money market accounts	742,545	731,718	806,917	754,410	728,751
Certificates of deposit	160,655	114,000	63,977	54,091	57,598
Wholesale deposits	158,321	12,321	12,321	29,638	74,638
Total deposits	$2,087,545	$1,869,331	$2,023,694	$1,957,923	$1,904,282

TRUST ASSETS COMPOSITION

(Unaudited)	As of
(in thousands)	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Trust assets under management	$2,332,448	$2,386,637	$2,636,896	$2,711,760	$2,545,089
Trust assets under administration	160,171	167,095	197,160	208,954	202,657
Total trust assets	$2,492,619	$2,553,732	$2,834,056	$2,920,714	$2,747,746

NON-GAAP RECONCILIATIONS
Certain financial information provided in this release is determined by methods other than in accordance with generally accepted accounting principles (United States) (“GAAP”). Although the Company’s management believes that these non-GAAP financial measures provide a greater understanding of its business, these measures are not necessarily comparable to similar measures that may be presented by other companies.

TANGIBLE BOOK VALUE
“Tangible book value per share” is a non-GAAP measure representing tangible common equity divided by total common shares outstanding. “Tangible common equity” itself is a non-GAAP measure representing common stockholders’ equity reduced by intangible assets, if any. The Company’s management believes that this measure is important to many investors in the marketplace who are interested in period-to-period changes in book value per common share exclusive of changes in intangible assets. The information provided below reconciles tangible book value per share and tangible common equity to their most comparable GAAP measures.

(Unaudited)	As of
(Dollars in thousands, except per share amounts)	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Common stockholders’ equity	$241,012	$237,931	$233,059	$232,422	$225,280
Goodwill and other intangible assets	(12,218)	(12,262)	(12,184)	(12,268)	(12,229)
Tangible common equity	$228,794	$225,669	$220,875	$220,154	$213,051
Common shares outstanding	8,432,048	8,474,699	8,488,585	8,457,564	8,483,099
Book value per share	$28.58	$28.08	$27.46	$27.48	$26.56
Tangible book value per share	27.13	26.63	26.02	26.03	25.11

TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS
“Tangible common equity to tangible assets” is defined as the ratio of common stockholders’ equity reduced by intangible assets, if any, divided by total assets reduced by intangible assets, if any. The Company’s management believes that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period in common equity and total assets, each exclusive of changes in intangible assets. The information below reconciles tangible common equity and tangible assets to their most comparable GAAP measures.

(Unaudited)	As of
(Dollars in thousands)	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Common stockholders’ equity	$241,012	$237,931	$233,059	$232,422	$225,280
Goodwill and other intangible assets	(12,218)	(12,262)	(12,184)	(12,268)	(12,229)
Tangible common equity	$228,794	$225,669	$220,875	$220,154	$213,051
Total assets	$2,850,802	$2,777,016	$2,724,082	$2,652,905	$2,584,410
Goodwill and other intangible assets	(12,218)	(12,262)	(12,184)	(12,268)	(12,229)
Tangible assets	$2,838,584	$2,764,754	$2,711,898	$2,640,637	$2,572,181
Tangible common equity to tangible assets	8.06%	8.16%	8.14%	8.34%	8.28%
Period-end net PPP loans	2,324	8,172	18,206	27,297	64,454
Tangible assets, excluding net PPP loans	$2,836,260	$2,756,582	$2,693,692	$2,613,340	$2,507,727
Tangible common equity to tangible assets, excluding net PPP loans	8.07%	8.19%	8.20%	8.42%	8.50%

RETURN ON AVERAGE TANGIBLE COMMON EQUITY
“Return on average tangible common equity” is defined as net income less earnings allocated to participating shares and preferred stock dividends, if any, divided by average equity reduced by intangible assets and average preferred stock, if any. The Company’s management believes that this measure is important to many investors in the marketplace who are interested in the relative changes from period-to-period in earnings allocated to common shareholders and average tangible equity, each exclusive of changes in intangible assets and preferred stock. The information below reconciles net income allocated to Common Shares and average tangible common equity to their most comparable GAAP measures.

(Unaudited)	For the Three Months Ended					For the Nine Months Ended
(Dollars in thousands)	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	September 30, 2022	September 30, 2021
Net income	$10,826	$11,204	$8,672	$8,591	$9,198	$30,702	$27,165
Earnings allocated to participating shares	(281)	(310)	(255)	(245)	(252)	(834)	(744)
Preferred Dividends	(218)	(246)	—	—	—	(464)	—
Net income allocated to Common Shares	$10,327	$10,648	$8,417	$8,346	$8,946	$29,404	$26,421

Average Equity	$255,231	$245,283	$239,651	$228,427	$224,489	$246,779	$217,843
Average preferred stock	(11,992)	(11,992)	(3,731)	—	—	(9,269)	—
Goodwill and other intangible assets	(12,218)	(12,210)	(12,240)	(12,248)	(12,180)	(12,237)	(12,130)
Average tangible common equity	$231,021	$221,081	$223,680	$216,179	$212,309	$225,273	$205,713

Return on average tangible common equity (annualized)	17.88%	19.27%	15.05%	15.44%	16.85%	17.40%	17.12%

EFFICIENCY RATIO & PRE-TAX, PRE-PROVISION ADJUSTED EARNINGS
“Efficiency ratio” is a non-GAAP measure representing non-interest expense excluding the effects of the SBA recourse provision, impairment of tax credit investments, losses or gains on foreclosed properties, amortization of other intangible assets and other discrete items, if any, divided by operating revenue, which is equal to net interest income plus non-interest income less realized gains or losses on securities, if any. “Pre-tax, pre-provision adjusted earnings” is defined as operating revenue less operating expense. In the judgment of the Company’s management, the adjustments made to non-interest expense and non-interest income allow investors and analysts to better assess the Company’s operating expenses in relation to its core operating revenue by removing the volatility that is associated with certain one-time items and other discrete items. The information provided below reconciles the efficiency ratio and pre-tax, pre-provision adjusted earnings to its most comparable GAAP measure.

(Unaudited)	For the Three Months Ended					For the Nine Months Ended
(Dollars in thousands)	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	September 30, 2022	September 30, 2021
Total non-interest expense	$20,028	$19,456	$18,823	$17,531	$18,490	$58,307	$54,003
Less:
Net loss on foreclosed properties	7	8	12	7	6	27	7
Amortization of other intangible assets	—	—	—	2	7	—	23
SBA recourse provision (benefit)	96	114	(76)	(122)	(69)	134	45
Tax credit investment impairment recovery	—	(351)	—	—	—	(351)	—
Total operating expense (a)	$19,925	$19,685	$18,887	$17,644	$18,546	$58,497	$53,928
Net interest income	$25,884	$23,660	$21,426	$20,924	$21,223	$70,971	$63,738
Total non-interest income	8,197	6,872	7,386	7,569	7,015	22,455	20,531
Less:
Net gain on sale of securities	—	—	—	—	—	—	29
Adjusted non-interest income	8,197	6,872	7,386	7,569	7,015	22,455	20,502
Total operating revenue (b)	$34,081	$30,532	$28,812	$28,493	$28,238	$93,426	$84,240
Efficiency ratio	58.46%	64.47%	65.55%	61.92%	65.68%	62.61%	64.02%

Pre-tax, pre-provision adjusted earnings (b - a)	$14,156	$10,847	$9,925	$10,849	$9,692	$34,929	$30,312
Less:
PPP fee income	61	196	249	892	1,666	506	6,419
PPP loan interest income	11	29	52	134	221	92	1,391
Pre-tax, pre-provision adjusted earnings, excluding PPP	$14,084	$10,622	$9,624	$9,823	$7,805	$34,331	$22,502
Average total assets	$2,758,961	$2,716,707	$2,666,241	$2,612,905	$2,608,198	$2,714,309	$2,602,347
Less:
Average net PPP loans	4,505	11,650	20,935	52,923	87,517	12,303	185,742
Adjusted average total assets	$2,754,456	$2,705,057	$2,645,306	$2,559,982	$2,520,681	$2,702,006	$2,416,605
Pre-tax, pre-provision adjusted return on average assets	2.05%	1.60%	1.49%	1.66%	1.49%	1.72%	1.55%
Pre-tax, pre-provision adjusted return on average assets, excluding PPP	2.05%	1.57%	1.46%	1.53%	1.24%	1.69%	1.24%

ADJUSTED NET INTEREST MARGIN
“Adjusted Net Interest Margin” is a non-GAAP measure representing net interest income excluding the fees in lieu of interest and other recurring, but volatile, components of net interest margin divided by average interest-earning assets less average net PPP loans, if any, and other recurring, but volatile, components of average interest-earning assets. Fees in lieu of interest are defined as prepayment fees, asset-based loan fees, non-accrual interest, and loan fee amortization. In the judgment of the Company’s management, the adjustments made to net interest income allow investors and analysts to better assess the Company’s net interest income in relation to its core client-facing loan and deposit rate changes by removing the volatility that is associated with these recurring but volatile components. The information provided below reconciles the net interest margin to its most comparable GAAP measure.

(Unaudited)	For the Three Months Ended					For the Nine Months Ended
(Dollars in thousands)	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	September 30, 2022	September 30, 2021
Interest income	$31,786	$27,031	$24,235	$23,576	$24,014	$83,053	$72,420
Interest expense	5,902	3,371	2,809	2,652	2,791	12,082	8,682
Net interest income (a)	25,884	23,660	21,426	20,924	21,223	70,971	63,738
Less:
Fees in lieu of interest	807	1,865	1,293	1,700	2,839	3,962	9,459
PPP loan interest income	11	29	52	134	221	92	1,391
FRB interest income and FHLB dividend income	445	279	188	179	212	913	563
Adjusted net interest income (b)	$24,621	$21,487	$19,893	$18,911	$17,951	$66,004	$52,325
Average interest-earning assets (c)	$2,582,945	$2,551,180	$2,525,272	$2,472,013	$2,460,567	$2,553,343	$2,456,633
Less:
Average net PPP loans	4,505	11,650	20,935	52,923	87,517	12,303	185,741
Average FRB cash and FHLB stock	45,351	46,334	44,577	71,939	129,469	45,423	78,545
Average non-accrual loans and leases	4,416	5,429	6,195	6,796	11,298	5,532	16,657
Adjusted average interest-earning assets (d)	$2,528,673	$2,487,767	$2,453,565	$2,340,355	$2,232,283	$2,490,085	$2,175,690
Net interest margin (a / c)	4.01%	3.71%	3.39%	3.39%	3.45%	3.71%	3.46%
Adjusted net interest margin (b / d)	3.89%	3.45%	3.24%	3.23%	3.22%	3.53%	3.21%